UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 4, 2009 (March 3, 2009)

HEALTHWAYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19364	62-1117144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cool Springs Boulevard Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

(615) 614-4929

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) In connection with the Company’s annual grant of its long-term incentive awards, on March 3, 2009, the Compensation Committee awarded each of the Company’s officers, including its executive officers, performance cash awards.  The performance cash awards represent approximately 50% of the value of each officer’s annual long-term incentive awards and are based on a percentage of each officer’s base salary.  The performance cash awards will be payable only in the event the Company meets certain performance targets during a three-year period for fiscal 2009, 2010 and 2011.   Any amounts earned under the awards will vest and be paid at the completion of the three-year performance period.  Under the terms of the performance cash award agreement, accelerated vesting may occur with respect to amounts earned in the event of death, disability, retirement, termination without cause or in the event of a change of control of the Company.  A copy of the performance cash award agreement is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:
Exhibit 10.1	Performance Cash Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHWAYS, INC.

By:	/s/ Mary A. Chaput
Mary A. Chaput
Chief Financial Officer

Date: March 3, 2009

EXHIBIT INDEX

Exhibit 10.1	Performance Cash Award Agreement